                                                                FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                March 31, 1997


Exhibit 15.2    Letter re: Unaudited Interim Financial Information


May 9, 1997

Partners
United Defense, L.P.

We are aware of the incorporation by reference in the Registration Statements (Form S-3 No. 33-62415, Form S-3 No. 33-45648, Form S-8 No. 33-10661, Form S-8
No. 33-7749, Form S-8 No. 33-41745, Form S-8 No. 33-48984, Form S-8 No. 333-
18383 and Form S-8 333-24039) of FMC Corporation for the registration of its debt and equity securities of our report dated April 14, 1997 relating to the unaudited interim financial statements of United Defense, L.P. which is included in the Form 10-Q of FMC Corporation for the quarter ended March 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


/s/ Ernst & Young LLP